Exhibit  99.1

EXECUTIVE VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

between

morgan stanley mortgage capital holdings llc

as Seller

and

morgan stanley capital i inc
as Purchaser

Dated July 23, 2020

Table of Contents

Page

1.	AGREEMENT TO PURCHASE	2
2.	CONVEYANCE OF MORTGAGE LOANS	2
3.	EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW	8
4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER	9
5.	REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER	16
6.	CLOSING.	22
7.	CLOSING DOCUMENTS	23
8.	COSTS	26
9.	NOTICES	26
10.	SEVERABILITY OF PROVISIONS	26
11.	FURTHER ASSURANCES	26
12.	SURVIVAL	26
13.	GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION	27
14.	BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT	27
15.	MISCELLANEOUS	28
16.	ENTIRE AGREEMENT	28
17.	RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES	28
18.	LIMITATION ON THE EXERCISE OF CERTAIN RIGHTS RELATED TO AFFILIATE INSOLVENCY PROCEEDINGS.	29

Exhibit 1	Mortgage Loan Schedule
Exhibit 2	Mortgage Loan Representations and Warranties
Exhibit 3	Form of Bill of Sale
Exhibit 4	Form of Limited Power of Attorney
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Index of Defined Terms

Accountants’ Due Diligence Report	13
Agreement	1
Asset Representations Reviewer	1
Assignments	5
BHC Affiliate	29
Bill of Sale	2
Certificate Administrator	1
Certificate Purchase Agreement	1
Certificate Registrar	1
Certificates	1
Closing Date	2
Collateral Information	8
Covered Party	29
Custodian	1
Default Right	29
Defective Loan	14
Deleted Mortgage Loan	19
Depositor	1
Dispute	20
Extended Cure Period	17
Final Judicial Determination	21
Final Memorandum	1
Indemnification Agreement	11
Initial Cure Period	16
Initial Purchasers	1
Issuing Entity	1
Master Servicer	1
Mortgage Loan Schedule	2
Mortgage Loans	1
Mortgage Note	1
Mortgagor	1
MOU	26
Operating Advisor	1
Pooling and Servicing Agreement	1
Preliminary Memorandum	1
Preliminary Prospectus	1
Private Certificates	1
Prospectus	1
Public Certificates	1
Purchaser	1
Repurchase Request	20
Seller	1
Seller 15Ga-1 Notice	20
Seller Defeasance Rights and Obligations	21
Seller Reporting Information	11
Seller’s Information	11
Special Servicer	1
Trustee	1
U.S. Special Resolution Regime	29
Underwriters	1
Underwriting Agreement	1

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Mortgage Loan Purchase Agreement (this “Agreement”), dated July 23, 2020, between Morgan Stanley Mortgage Capital Holdings LLC (“Seller”) and Morgan Stanley Capital I Inc. (“Purchaser”).

Seller agrees to sell, and Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the “Mortgage Loans”), each of which is evidenced by one or more related notes or other evidence of indebtedness (each a “Mortgage Note”) evidencing the indebtedness of the related obligor under the related Mortgage Loan (each a “Mortgagor”), as described herein. Purchaser will convey the Mortgage Loans to a trust (the “Issuing Entity”) created pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), to be dated as of July 1, 2020, between Purchaser, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), as certificate administrator (in such capacity, the “Certificate Administrator”), as custodian (in such capacity, the “Custodian”), as certificate registrar (in such capacity, the “Certificate Registrar”) and as authenticating agent, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by Purchaser, the Issuing Entity will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Trust 2020-HR8, Commercial Mortgage Pass-Through Certificates, Series 2020-HR8 (the “Certificates”). The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B and Class C Certificates (the “Public Certificates”) will be sold by Purchaser to Morgan Stanley & Co. LLC, Barclays Capital Inc. and Mischler Financial Group, Inc., as underwriters (in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, between Purchaser, Morgan Stanley Mortgage Capital Holdings LLC and the Underwriters, dated as of the date hereof (the “Underwriting Agreement”), and the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR, Class V and Class R Certificates (the “Private Certificates”) will be sold by Purchaser to Morgan Stanley & Co. LLC and Barclays Capital Inc., as initial purchasers (in such capacities, the “Initial Purchasers”) pursuant to a Certificate Purchase Agreement, between Purchaser, Morgan Stanley Mortgage Capital Holdings LLC and the Initial Purchasers, dated as of the date hereof (the “Certificate Purchase Agreement”). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Preliminary Prospectus dated July 20, 2020 (the “Preliminary Prospectus”) and a Prospectus dated July 24, 2020 (the “Prospectus”), and the Initial Purchasers will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated July 24, 2020 (the “Final Memorandum”) and a preliminary version thereof dated July 20, 2020 (the “Preliminary Memorandum”).

In consideration of the mutual agreements contained herein, Seller and Purchaser hereby agree as follows:

1.                  AGREEMENT TO PURCHASE.

1.1              Seller agrees to sell, and Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by Purchaser pursuant to the terms hereof. The Cut-off Date with respect to each Mortgage Loan is the respective due date for such Mortgage Loan in July 2020 (or, in the case of any Mortgage Loan that has its first (1st) due date after July 2020, the date that would have been its due date in July 2020 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month). The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-off Date, after giving effect to any payments during or prior to July 2020, whether or not received, of $261,260,000. The sale of the Mortgage Loans shall take place on July 31, 2020 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). The purchase price to be paid by Purchaser for the Mortgage Loans shall equal the amount to be set forth as such purchase price in the Bill of Sale (substantially in the form of Exhibit 3 hereto), to be entered into between the parties to this Agreement in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”). The purchase price shall be paid to Seller by wire transfer in immediately available funds on the Closing Date.

1.2              On the Closing Date, Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14 hereof), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and Purchaser’s rights under this Agreement (to the extent set forth in Section 14 hereof).

2.                  CONVEYANCE OF MORTGAGE LOANS.

2.1              Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, Seller does hereby transfer, assign, set over and otherwise convey to Purchaser, without recourse, except as specifically provided herein, all the right, title and interest of Seller in and to the Mortgage Loans as of the Closing Date, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by Seller and the Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents contemplated to be delivered by Seller under Section 2.01(b) of the Pooling and Servicing Agreement); provided, that with respect to any Mortgage Loan that is part of a Whole Loan, Seller’s assignment of the related Intercreditor Agreement is limited to an assignment of its rights thereunder as holder of the related Mortgage Loan. Purchaser shall be entitled to receive

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all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of a Qualified Substitute Mortgage Loan, due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to Seller). The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement.

2.2              In connection with Seller’s assignment pursuant to Section 2.1 above, Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the documents specified in clauses (i), (ii), (vii), (viii), (x) and (xii) of the definition of “Mortgage File” (provided, that if any such document (other than a document specified in clause (i) of the definition of “Mortgage File”) is not available on the Closing Date, it shall be delivered to the Custodian in accordance with clause (y) below) and (y) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Sections 2.01(b) or (c) of the Pooling and Servicing Agreement with respect to any item), except in the case of a Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date (which delivery shall be subject to Section 2.2.1 below), the remainder of the Mortgage File for each Mortgage Loan and any other items contemplated to be delivered or deposited by Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts (which shall be delivered in accordance with Section 2.01(f) of the Pooling and Servicing Agreement) and originals of letters of credit, which shall be transferred to the Master Servicer) for each Mortgage Loan, and shall take such other actions and pay such costs with respect to the Mortgage Loans as may be contemplated to be taken or paid by Seller under Sections 2.01(b) and (c) and 3.01(f) of the Pooling and Servicing Agreement. The Seller shall indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign all rights in and to letters of credit under Section 2.01(b) of the Pooling and Servicing Agreement, including the right and power to draw on a letter of credit.

In addition, on or prior to the fifth (5th) Business Day after the Closing Date, Seller, at its expense, shall deliver to the Custodian five (5) limited powers of attorney substantially in the form attached hereto as Exhibit 4 in favor of the Custodian (on behalf of the Trustee), the Special Servicer and the Master Servicer to empower the Custodian (on behalf of the Trustee) and, in the event of the failure or incapacity of the Custodian (on behalf of the Trustee), the Special Servicer or the Master Servicer to sign and/or submit, or to cause the Custodian to sign and/or submit for recording, at the expense of Seller, any mortgage loan documents required to be recorded as described in Section 2.01 of the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee (or the Custodian on its behalf)). Seller agrees to reasonably cooperate with the Custodian, the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to

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the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is one hundred eighty (180) days following the delivery of notice of such absence to Seller, but in no event earlier than eighteen (18) months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Custodian, the Master Servicer or the Special Servicer, as applicable, shall submit such documents for recording, at Seller’s expense, after the periods set forth above, provided, the Custodian, the Master Servicer or the Special Servicer, as applicable, shall not submit such assignments for recording if Seller produces evidence that it or a third-party on its behalf has sent any such assignment for recording and certifies that Seller is awaiting its return from the applicable recording office.

2.2.1        Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan, (A) if the Custodian is not also the related Non-Serviced Custodian, (1) the preceding document delivery requirements shall be met by the delivery by Seller of copies of the documents specified above (other than the Mortgage Note(s) (and all intervening endorsements) evidencing such Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the Non-Serviced Mortgage Loan, and (2) the requirement to deliver any of the preceding documents in the name of the Trustee shall be met by the delivery of such documents in the name of the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the Trustee, as holder of such Non-Serviced Mortgage Loan, or (B) if (and only for so long as) the Custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements shall be met by (1) delivery by Seller to the Custodian of originals of the documents described in clause (i) of the definition of “Mortgage File” and (2) custody of the documents specified in clauses (ii) through (xviii) of the definition of “Mortgage File” by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA; provided, that if any document specified in clauses (ii) – (xviii) of the definition of “Mortgage File” was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the securitization of the related Non-Serviced Companion Loan, Seller shall deliver such document to the Custodian; provided, further, that the Custodian has made, and complies with, the representations, warranties and covenants set forth in the second proviso to clause (B) of the third to last paragraph of the definition of “Mortgage File” in the Pooling and Servicing Agreement.

2.3              [Reserved].

2.4              [Reserved].

2.5              In connection with Seller’s assignment pursuant to Section 2.1 above, Seller, at its expense, shall deliver or make available to and deposit with, or cause to be delivered or made available to and deposited with, the Master Servicer in accordance with Section 2.01(d) of the Pooling and Servicing Agreement the following items: (i) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement, a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are returned or delivered, as applicable, to it in accordance with the requirements of Section 2.01(b) of the Pooling and Servicing Agreement); (ii) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement and except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan, the Servicing

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File with respect to each Mortgage Loan (provided that Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses of Seller or its Affiliates, including without limitation, credit committee briefs or memoranda, credit underwriting or other analyses or data and other internal approval documents); and (iii) within the timeframes for delivery set forth in Section 2.01(f) of the Pooling and Servicing Agreement, all unapplied reserve funds and Escrow Payments in the possession or under the control of Seller that relate to the Mortgage Loans (other than any Non-Serviced Whole Loans). In accordance with Section 2.01(c) of the Pooling and Servicing Agreement, Seller shall, except in the case of a Non-Serviced Mortgage Loan, at its sole cost and expense, cause each Assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, the “Assignments”) relating to the Mortgage Loans to be prepared in proper form for filing or recording, as applicable, and promptly (and in any event within one hundred twenty (120) days after the later of the Closing Date and Seller’s actual receipt of the related documents and the necessary recording and filing information) submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office. On the Closing Date, Seller may deliver one omnibus assignment for all Mortgage Loans substantially in the form of Exhibit H to the Pooling and Servicing Agreement to the Custodian. Each such Assignment submitted for recording shall reflect that it (or a certified copy thereof) should be returned by the public recording office to the Custodian or its designee following recording or filing (or to Seller or its agent who will then be responsible for delivery of the same to the Custodian or its designee). Any such Assignment received by Seller or its agent shall be required to be delivered to the Custodian to be included as part of the related Mortgage File within thirty (30) days after receipt. If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about one hundred eighty (180) days after the Closing Date, Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter Seller or its designee shall, at the expense of Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, on or after the first anniversary of the Closing Date, the Custodian advises Seller that the Custodian has not received confirmation of the recording or filing, as the case may be, of any such Assignment, Seller may then pursue such confirmation itself or request that the Custodian pursue such confirmation at Seller’s expense, and upon such a request and provision for payment of such expenses satisfactory to the Custodian, the Custodian, at the expense of Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Custodian or Seller, as applicable, shall promptly inform the other and the Custodian shall provide Seller with a copy of the Assignment and request the preparation of a new Assignment. Seller shall cause (and pay the expenses for) the preparation of, and execute, replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Custodian, fail to appear of record and must be resubmitted.

To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple Assignments, Seller shall execute the

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Assignments relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such Assignments shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from Seller to Purchaser and from Purchaser to the Trustee on behalf of the Certificateholders.

Notwithstanding any contrary provision set forth above, in accordance with the definition of “Mortgage File” under the Pooling and Servicing Agreement, in connection with each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded pursuant to this Agreement until the earliest of (i) the related Controlling Companion Loan Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the related Controlling Companion Loan Securitization Date, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the related Controlling Companion Loan Securitization Date.

2.6              Upon the sale of the Mortgage Loans by Seller to Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of Seller shall immediately vest in Purchaser and its assigns, and shall be delivered promptly by Seller to the Trustee (or the Custodian on its behalf) or the Master Servicer as set forth herein, subject to the requirements of the Pooling and Servicing Agreement. Seller’s and Purchaser’s records shall reflect the transfer of each Mortgage Loan from Seller to Purchaser and its assigns as a sale.

2.7              It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to Purchaser by Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by Seller to Purchaser to secure a debt or other obligation of Seller. However, if, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

2.7.1        this Agreement shall be deemed to be a security agreement; and

2.7.2        the conveyance provided for in this Section 2 shall be deemed to be a grant by Seller to Purchaser of, and Seller hereby grants to Purchaser, a security interest in all of Seller’s right, title, and interest, whether now owned or existing or hereafter acquired or arising, in, to and under:

A.                All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit,

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advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

B.                 All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

C.                 All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

2.8              The possession by Purchaser or its designee (including, with respect to any Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the Trustee, as holder of such Non-Serviced Mortgage Loan) of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Section 9-313 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, Seller makes no representation or warranty as to the perfection of any such security interest.

2.9              Notifications to Persons holding the conveyed property described in Section 2.7, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

2.10          Seller hereby agrees to provide Purchaser with prompt notice of any information it receives which indicates that the transfer of each Mortgage Loan from Seller to Purchaser may not be treated as a sale. Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the conveyed property described in Section 2.7, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, Seller hereby authorizes the Master Servicer, the Trustee and the Custodian to file all filings necessary to maintain the effectiveness of any original filings necessary under the UCC as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdiction.

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2.11          Notwithstanding anything to the contrary contained herein, and subject to Section 2.1 hereof, Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note required to be delivered to the Trustee (or the Custodian on its behalf) or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and Purchaser’s acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of Purchaser’s or its successors’ and assigns’ rights in respect thereof pursuant to Section 5 hereof.

3.                  EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW.

3.1              Seller shall (i) deliver to Purchaser on or before the Closing Date a diskette acceptable to Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by Purchaser, (ii) deliver to Purchaser on or before the Closing Date investor files (collectively the “Collateral Information”) with respect to the Mortgage Loans proposed to be included in the Issuing Entity and made available at Purchaser’s headquarters in New York, and (iii) otherwise cooperate fully with Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of Purchaser or the Trustee to cause Seller to cure any Material Defect, or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 hereof.

3.2              On or prior to the Closing Date, Seller shall allow representatives of Purchaser and any designees thereof to examine and audit all books, records and files pertaining to the Mortgage Loans, Seller’s underwriting procedures and Seller’s ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place upon reasonable prior advance notice at one or more offices of Seller during normal business hours and shall not be conducted in a manner that is disruptive to Seller’s normal business operations. In the course of such examinations and audits, Seller will make available to such representatives of Purchaser and any designees thereof reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, Seller shall provide Purchaser with all material information regarding Seller’s financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to Seller’s financial condition, financial statements as provided to Purchaser or other developments affecting Seller’s ability to consummate the transactions contemplated hereby or otherwise affecting Seller in any material respect. Within forty-five (45) days after the Closing Date, Seller shall provide the Master Servicer with any additional information identified by the Master Servicer as necessary to complete the CREFC® Property File, to the extent that such information is available to Seller.

3.3              Purchaser may exercise any of its rights hereunder through one or more designees or agents, provided Purchaser has provided Seller with prior notice of the identity of such designee or agent.

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3.4              Purchaser shall keep confidential any information regarding Seller and, to the extent required pursuant to the terms of the Pooling and Servicing Agreement, the Mortgage Loans that has been delivered into Purchaser’s possession and that is not otherwise publicly available; provided, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent Purchaser deems such information necessary and appropriate or required to be included in the Preliminary Memorandum, the Final Memorandum, the Preliminary Prospectus, the Prospectus (as defined in the Pooling and Servicing Agreement) or any other disclosure document relating to the Certificates or Purchaser is required by law or court order to disclose such information. If Purchaser is required or otherwise deems it necessary and appropriate to disclose in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum, the Prospectus or any other disclosure document relating to the Certificates confidential information regarding Seller as described in the preceding sentence, Purchaser shall provide to Seller a copy of the proposed form of such disclosure prior to making such disclosure and Seller shall promptly, and in any event within two (2) Business Days, notify Purchaser of any inaccuracies therein, in which case Purchaser shall modify such form in a manner that corrects such inaccuracies. If Purchaser is required by law or court order to disclose confidential information regarding Seller as described in the second preceding sentence, Purchaser shall notify Seller and cooperate in Seller’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, Purchaser is compelled as a matter of law to disclose such information, Purchaser shall, prior to making such disclosure, advise and consult with Seller and its counsel as to such disclosure and the nature and wording of such disclosure and Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then Purchaser shall be permitted to make such disclosure without prior review by Seller and shall give Seller prompt notice of such disclosure.

4.                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER.

4.1              To induce Purchaser to enter into this Agreement, Seller hereby makes for the benefit of Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule 2-A attached to such Exhibit 2. In addition, Seller hereby further represents, warrants and covenants to Purchaser as of the date hereof as follows:

4.1.1        Seller is duly organized and validly exists as a limited liability company in good standing under the laws of the State of New York. Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

4.1.2        This Agreement has been duly and validly authorized, executed and delivered by Seller, and assuming the due authorization, execution and delivery hereof by

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Purchaser, this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

4.1.3        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby, other than (A) such qualifications as may be required under state securities or blue sky laws, (B) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller’s sale of the Mortgage Loans to Purchaser, (C) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (D) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Seller under this Agreement.

4.1.4        Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of Seller’s limited liability company agreement or certificate of formation, (B) any term or provision of any material agreement, contract, instrument or indenture to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in Section 4.1.3 hereof, any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

4.1.5        There are no actions or proceedings against, or investigations of, Seller pending or, to Seller’s knowledge, threatened in writing against Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement or have an effect on the financial condition of Seller that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

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4.1.6        On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by Seller of all of its right, title and interest in and to the Mortgage Loans to Purchaser.

4.1.7        To Seller’s knowledge, the information in the Preliminary Prospectus, the Prospectus, the Preliminary Memorandum and the Final Memorandum as to which Seller is providing indemnification pursuant to that certain indemnification agreement, dated the date hereof, between Seller, Purchaser, the Underwriters, and the Initial Purchasers (the “Indemnification Agreement”, and such information the “Seller’s Information”) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (solely in the case of the Preliminary Prospectus and the Prospectus) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Seller has complied with the disclosure requirements of Regulation AB that arise from its role as “originator” and/or “sponsor” (and, if Seller was not the originator with respect to any Mortgage Loan, the role of the related originator as “originator”) in connection with the issuance of the Public Certificates. The review described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans” in the Prospectus was designed and effected to provide reasonable assurance that the disclosure regarding the Mortgage Loans in the Prospectus is accurate in all material respects. Notwithstanding anything contained herein to the contrary, this Section 4.1.7 shall run exclusively to the benefit of Purchaser and no other party.

4.1.8        Seller hereby agrees to deliver to Purchaser (or with respect to any Serviced Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and to the Certificate Administrator or the Trustee, as applicable, any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information set forth next to Seller’s name on Exhibit BB, Exhibit CC or Exhibit DD of the Pooling and Servicing Agreement (in formatting reasonably appropriate for inclusion in such form) (collectively, “Seller Reporting Information”); provided, that Seller Reporting Information shall not be exclusive of any additional disclosure items specifically related to Seller or any related Mortgage Loan originator that may be added to Form 10-K, Form 10-D or Form 8-K subsequent to the date hereof that are required to be included in the Exchange Act reports related to the Issuing Entity if the Depositor or the Certificate Administrator provides Seller with notice of such additional requirements. Seller shall use its best efforts to deliver proposed disclosure language relating to any such event described under Items 1100(e), 1117, 1119 and/or 1124 (to the extent such Items are applicable to the Prospectus under Regulation AB, subject to such clarification and interpretation as have been (or may be) provided by the Commission or its staff from time to time) of Regulation AB and Item 1.03 to Form 8-K to the Certificate Administrator or the Trustee, as applicable, and Purchaser within one (1) Business Day and in any event no later than two (2) Business Days of Seller becoming aware of such event and shall provide disclosure relating to any other Seller Reporting Information required to be disclosed by Seller pursuant to this Section 4.1.8 on Form 8-K, Form 10-D or Form 10-K within two (2) Business Days following Purchaser’s request for such disclosure language. In connection with providing such disclosure language and Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by Seller, Purchaser shall provide Seller with a list of all parties to the Pooling and Servicing Agreement and any Servicing Function Participant with respect to which it has received notice pursuant to the terms of the Pooling and Servicing

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Agreement. The obligation of Seller to provide the above-referenced disclosure materials shall be suspended (for so long as neither the Issuing Entity nor, with respect to any Serviced Companion Loan related to a Serviced Pari Passu Mortgage Loan sold to the Issuing Entity by Seller, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act), as to any fiscal year, upon the Certificate Administrator or the Trustee, as applicable, filing the form necessary to be filed with the Commission to suspend the Issuing Entity’s reporting obligations under the Exchange Act as to that fiscal year in accordance with Section 11.08 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Issuing Entity under the Exchange Act have otherwise been automatically suspended; provided, that for the avoidance of doubt, the suspension of such information reporting does not apply to Seller Reporting Information that is required to be provided for the fiscal year prior to suspension of the Issuing Entity’s reporting requirements under the Exchange Act (including Additional Form 10-K Disclosure required to be disclosed on the Form 10-K related to the fiscal year preceding the year in which the form necessary to be filed with the Commission to suspend the Issuing Entity’s reporting obligations under the Exchange Act was filed). Purchaser shall provide Seller with notice (which notice may be sent via facsimile or by email) if the Certificate Administrator or the Trustee, as applicable, does file the form necessary to be filed with the Commission to suspend the Issuing Entity’s reporting obligations under the Exchange Act pursuant to Section 11.08 of the Pooling and Servicing Agreement. Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Issuing Entity under Section 13(a) and/or Section 15(d) of the Exchange Act.

With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, Seller (i) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and Seller or Master Servicer, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement (including but not limited to the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable) applicable to such Servicing Function Participant for the Mortgage Loans, and (ii) covenants with Purchaser that, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to be required to comply with all reporting requirements set forth therein.

4.1.9        Within sixty (60) days after the Closing Date, Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File to the IntraLinks Site, and each such Diligence File shall be organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Seller.

4.1.10    Within sixty (60) days after the Closing Date, Seller shall provide the Depositor (with a copy via e-mail to each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Certificateholder, the Asset Representations Reviewer and the Operating Advisor at the e-mail addresses set forth for such

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parties in Section 13.05 of the Pooling and Servicing Agreement) a certificate addressed to the Depositor and signed by an authorized officer of Seller certifying that the electronic copies of the documents uploaded to the IntraLinks Site constitute all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Seller.

4.1.11    Seller shall deliver any additional documents requested of it by the Asset Representations Reviewer pursuant to Section 12.01(b)(ii) of the Pooling and Servicing Agreement, but only to the extent such documents are in its possession (and, if such documents are not in its possession, solely with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, Seller shall make a request to the applicable party under the applicable Non-Serviced PSA for any such documents that are not in its possession). Notwithstanding the foregoing, no information that is proprietary to Seller or any draft documents or privileged or internal communications or credit underwriting or due diligence analysis shall constitute part of the Diligence File.

4.1.12    Upon the completion of an Asset Review with respect to an individual Asset Review Trigger and the Mortgage Loans that are subject to such Asset Review and receipt of a written request from the Asset Representations Reviewer, Seller shall no later than ten (10) Business Days after such request pay a fee equal to the Asset Representations Reviewer Asset Review Fee.

4.1.13    Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the dispute resolution method.

4.1.14    Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such report, the “Accountants’ Due Diligence Report”), Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the securitization transaction contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accountants with respect to the Accountants’ Due Diligence Report, Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum. The Underwriters and Initial Purchasers are intended third-party beneficiaries of the provisions set forth in this Section 4.1.14.

4.1.15    Seller shall indemnify and hold harmless Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) (x) any failure of Seller to pay the fees described under Section 4.1.12 above as a result of Seller being insolvent or (y) any other failure of Seller to pay the fees

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described under Section 4.1.12 above which such failure described in this clause (y) is not cured within ninety (90) days of the original written request by the Asset Representations Reviewer or (ii) any failure by Seller to provide all documents required to be delivered by it pursuant to Section 4.1.9 of this Agreement and/or under the definition of “Diligence File” in the Pooling and Servicing Agreement within sixty (60) days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement). In addition, in connection with any Certificateholder vote held after an Asset Review Vote Election pursuant to Section 12.01 of the Pooling and Servicing Agreement, Seller shall, upon request by the Certificate Administrator, reimburse the Certificate Administrator for its pro rata portion of the Certificate Administrator’s reasonable out-of-pocket costs of administering such vote (based on the outstanding principal balance of its Delinquent Loans relative to the aggregate outstanding principal of all Delinquent Loans that resulted in the relevant Asset Review Trigger).

4.1.16    In connection with any Repurchase Request referred to mediation pursuant to Section 2.03 of the Pooling and Servicing Agreement, Seller agrees to pay the portion of the expenses of such mediation allocated to it as mutually agreed by the parties to such mediation and in accordance with this Agreement and Section 2.03 of the Pooling and Servicing Agreement. In addition, in connection with any Repurchase Request referred to arbitration pursuant to Section 2.03 of the Pooling and Servicing Agreement, Seller agrees to pay the portion of the costs of such arbitration allocated to it by the related arbitrator in such arbitrator’s reasonable discretion and in accordance with this Agreement and Section 2.03 of the Pooling and Servicing Agreement.

4.1.17    Seller hereby agrees that it shall be deemed to make to and for the benefit of Purchaser, as of the date of any substitution, with respect to any Qualified Substitute Mortgage Loan substituted for a Mortgage Loan, each of the representations and warranties set forth in Exhibit 2 to this Agreement. For purposes of the representations and warranties set forth in Exhibit 2, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, any Qualified Substitute Mortgage Loan substituted for a Mortgage Loan shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect.

To induce Purchaser to enter into this Agreement, Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto, subject to the exceptions set forth in Schedule 2-A to Exhibit 2, will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Each of the representations, warranties and covenants made by Seller pursuant to this Section 4.1 shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

4.1.18    Seller hereby further agrees that with respect to any Serviced Companion Loan that is deposited into an Other Securitization, it shall, to the extent required under Section 11.15 of the Pooling and Servicing Agreement, (i) pay or cause to be paid the out-of-pocket cost (including any reasonable attorney fees) of providing the information, opinion(s) of counsel, certifications and indemnification agreement(s) to the related Other Depositor by or on

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behalf of the Master Servicer, the Special Servicer, the Trustee, the Custodian or the Certificate Administrator pursuant to Section 11.15 of the Pooling and Servicing Agreement and (ii) take all actions reasonably requested of it by the related Other Depositor to enable such Other Securitization to comply with Regulation AB.

4.2              To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof:

4.2.1        Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

4.2.2        Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid, legal and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.2.3        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with this Agreement, or the consummation by Purchaser of any transaction contemplated hereby that has not been obtained or made by Purchaser.

4.2.4        Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by Purchaser will violate Purchaser’s certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which Purchaser is a party or that may be applicable to Purchaser or its assets.

4.2.5        Purchaser’s execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

4.2.6        There are no actions or proceedings against, or investigations of, Purchaser pending or, to Purchaser’s knowledge, threatened against Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to

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adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of Purchaser that would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

4.2.7        Purchaser has not dealt with any broker, investment banker, agent or other person, other than Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

4.2.8        Purchaser (A) prepared one or more reports on Form ABS-15G containing the findings and conclusions of the Accountants’ Due Diligence Report and meeting the requirements of Form ABS-15G and Rule 15Ga-2 under the Exchange Act; (B) provided a copy of the final draft of each Form ABS-15G to the Underwriters and Initial Purchasers at least six (6) Business Days before the date hereof; and (C) furnished each Form ABS-15G to the Commission on EDGAR at least five (5) Business Days before the first sale of Certificates in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

To induce Seller to enter into this Agreement, Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Each of the representations and warranties made by Purchaser pursuant to this Section 4.2 shall survive the purchase of the Mortgage Loans.

5.                  REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER.

(a)       Seller shall (i) in the case of a Material Defect other than a Qualified Mortgage Material Defect, not later than ninety (90) days after Seller’s receipt of notice of such Material Defect from any party to the Pooling and Servicing Agreement or (ii) in the case of a Qualified Mortgage Material Defect, not later than eighty-five (85) days after the earlier of (x) the discovery by Seller or any party to the Pooling and Servicing Agreement of such Material Defect and (y) receipt of notice of a Material Defect from any party to the Pooling and Servicing Agreement (such ninety (90) or eighty-five (85) day period, as applicable, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Issuing Entity reasonably incurred by any party to the Pooling and Servicing Agreement, (B) repurchase the affected Mortgage Loan or successor REO Loan at the applicable Purchase Price and in conformity with this Agreement and the Pooling and Servicing Agreement or (C) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or successor REO Loan (provided that (x) such affected Mortgage Loan or successor REO Loan was not itself a Qualified Substitute Mortgage Loan and (y) in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with this Agreement and the Pooling and Servicing Agreement; provided, that except

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with respect to a Material Defect resulting solely from the failure by Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of “Mortgage File” by a date not later than eighteen (18) months following the Closing Date and, except with respect to a Qualified Mortgage Material Defect, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or successor REO Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such Extended Cure Period Seller has delivered an officer’s certificate to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and, prior to the occurrence of a Consultation Termination Event and subject to the DCH Limitations, the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions Seller is pursuing in connection with the cure thereof and stating that Seller anticipates that such Material Defect will be cured within the Extended Cure Period; provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of Seller to have received the recorded document, then Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as Seller certifies to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator no less frequently than every thirty (30) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that Seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). If the affected Mortgage Loan is to be repurchased, funds in the amount of the Purchase Price, together with the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4.1.12 above attributable to the Asset Review with respect to such Mortgage Loan, shall be remitted by Seller by wire transfer to the Master Servicer for deposit into the Collection Account. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

If Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan agrees to a Loss of Value Payment, pursuant to any agreement or a settlement between Seller and the Special Servicer on behalf of the Issuing Entity (and subject to the DCH Limitations, with the consent of the Directing Certificateholder (prior to the occurrence of a Control Termination Event) or in consultation with the Directing Certificateholder (after the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event)) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be remitted by wire transfer to the Special Servicer for deposit into the Loss of Value Reserve Fund. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4.1.12 above attributable to the Asset Review of such Mortgage Loan. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Issuing Entity regarding the related Material Defect in lieu of any obligation of Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph

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is intended to apply only to a mutual agreement or settlement between Seller and the Special Servicer on behalf of the Issuing Entity, provided, that (i) prior to any such agreement or settlement nothing in this paragraph shall preclude Seller or the Master Servicer or the Special Servicer, as applicable, from exercising any of its rights related to a Material Defect in the manner and timing set forth in this Agreement (excluding this paragraph) or the Pooling and Servicing Agreement (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Qualified Mortgage Material Defect may not be cured by a Loss of Value Payment.

Seller’s obligation to cure any Material Defect or to repurchase or substitute for any affected Mortgage Loan or, if Seller agrees to make a Loss of Value Payment, to pay the Loss of Value Payment pursuant to this Section 5 shall constitute the sole remedy available to Purchaser in connection with a Material Defect; provided, that this limitation shall not in any way limit Purchaser’s rights or remedies upon breach of any other representation or warranty or covenant by Seller set forth in this Agreement (other than those set forth in Exhibit 2).

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Issuing Entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Issuing Entity that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable pursuant to Section 4.1.12 above to the extent not previously paid to the Asset Representations Reviewer by Seller attributable to the Asset Review of such Mortgage Loan. Upon such remittance, Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to Seller.

Notwithstanding anything contained in this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan pursuant to Section 2 hereof shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and Seller provides an Opinion of Counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a

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tax upon any Trust REMIC or the Issuing Entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(b)       Whenever a Qualified Substitute Mortgage Loan is substituted for a Defective Loan by Seller as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, Seller shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan after the related Due Date in the month of substitution, and Periodic Payments due with respect to the corresponding replaced Mortgage Loan (a “Deleted Mortgage Loan”) on or prior to the related Due Date in the month of substitution (but after the related Cut-off Date), shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan on or prior to the Due Date in the month of substitution, and Periodic Payments due with respect to the related Deleted Mortgage Loan after the related Due Date in the month of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to Seller promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

If any Mortgage Loan that is part of a Crossed Mortgage Loan Group is required to be repurchased or substituted, the provisions of Section 2.03(h), Section 2.03(i) and Section 2.03(j) of the Pooling and Servicing Agreement shall apply.

(c)       Seller shall be entitled, and Purchaser shall cause the Pooling and Servicing Agreement to entitle Seller upon (A) deposit of the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 in the account designated therefor by the Certificate Administrator on behalf of the Trustee as the assignee of Purchaser (or the Master Servicer on behalf of the Trustee), (B) if applicable, receipt by the Trustee as the assignee of Purchaser (or the Custodian) of the Mortgage File for any Qualified Substitute Mortgage Loan to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by Seller, and (C) delivery by Seller to each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer of a receipt executed by Seller evidencing such repurchase or substitution, to (i) a release of the Mortgage File and any other items previously required to be delivered by Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement for the repurchased or replaced Mortgage Loan to Seller or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by Seller and are reasonably necessary to vest in Seller or its designee the legal and beneficial ownership

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of such repurchased or replaced Mortgage Loan (including property acquired in respect thereof and proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents, any portion of the related Servicing File and together with any Escrow Payments, reserve funds and any other items previously required to be delivered by Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the Custodian, the Master Servicer or the Special Servicer, as the case may be, with respect to the repurchased or replaced Mortgage Loan, in each case at the expense of Seller, and (iii) the execution and delivery of notice to the affected Mortgagor of such transfer of such repurchased or replaced Mortgage Loan.

(d)       [Reserved].

(e)       Seller acknowledges and agrees that Purchaser shall have no liability to Seller for any failure of Seller or any party to the Pooling and Servicing Agreement (other than Purchaser itself) to perform its obligations provided for thereunder.

(f)       If Seller (i) receives from any Person (other than the Depositor) any request or demand for repurchase or replacement of a Mortgage Loan because of a breach of a representation or warranty or a document defect (any such request or demand for repurchase or replacement, a “Repurchase Request”); (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then Seller shall deliver notice of such Repurchase Request, rejection, Dispute or withdrawal (each, a “Seller 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence thereof).

Each Seller 15Ga-1 Notice may be delivered by electronic means and shall identify (a) the date on which such Repurchase Request was received, rejected, first disputed or withdrawn, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request or withdrawal by such Person (or, with respect to any notice of rejection or Dispute by Seller, the reason for such rejection or the nature of such Dispute).

Seller represents and warrants that any information Seller provides to Purchaser pursuant to this Section 5(f) shall be true, complete and correct as of the date Seller provides such information to Purchaser.

(g)       Each of Seller and Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing Seller or Purchaser with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to Seller or Purchaser under the Pooling and Servicing Agreement is provided only to assist Seller, Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii)(A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to Seller or Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase

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Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Defect or knowledge on the part of Seller of any Material Defect or admission by Seller of the existence of any Material Defect.

Seller shall provide to Purchaser relevant portions of any Form ABS-15G that Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Repurchase Request with respect to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, Purchaser shall provide or cause to be provided to Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for Seller to prepare any such Form ABS-15G.

(h)       The fact that a Material Defect is not discovered until after completion of foreclosure (but in all instances prior to the sale of the related REO Property) shall not prejudice any claim against Seller for repurchase of the REO Property (or the Issuing Entity’s interest therein). After a final liquidation of the Mortgage Loan or related REO Property, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that Seller is or was obligated to repurchase the related Mortgage Loan or REO Property (or the Issuing Entity’s interest therein) (a “Final Judicial Determination”) or Seller otherwise accepts liability, then, but in no event later than the termination of the Issuing Entity pursuant to Section 9.01 of the Pooling and Servicing Agreement, Seller shall pay to the Issuing Entity the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing Agreement (including those arising from any sale to Seller) and the Purchase Price.

(i)       Notwithstanding the foregoing, if there is a breach of the representations and warranties set forth in paragraph 30 or paragraph 32 in Exhibit 2 hereto, and as a result the payments by a Mortgagor of reasonable costs and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of a Mortgage Loan are insufficient such that the Issuing Entity incurs an additional trust fund expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, Seller hereby covenants and agrees to reimburse the Issuing Entity within ninety (90) days of the receipt of notice of such breach in an amount sufficient to avoid such additional trust fund expense (and, if applicable, to pay the amount of any fees and expenses of the Asset Representations Reviewer related to the Asset Review of such Mortgage Loan not previously paid by Seller).

(j)       Notwithstanding the foregoing, Purchaser and Seller hereby acknowledge and agree that with respect to each Serviced Mortgage Loan subject to defeasance, Seller has retained the right of the lender under the Mortgage Loan documents to (i) receive a percentage of the economic benefit associated with the ownership of the successor borrower, (ii) designate and establish the successor borrower and (iii) purchase (or cause the purchase on behalf of the related borrower of) the related defeasance collateral, in each case if there is a defeasance of such Mortgage Loan (“Seller Defeasance Rights and Obligations”). Purchaser shall cause the Pooling

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and Servicing Agreement to provide that: (i) if the Master Servicer receives notice of a defeasance request with respect to a Serviced Mortgage Loan subject to defeasance, then the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to Seller or its assignee; and (ii) until such time as Seller provides written notice to the contrary, notice of a defeasance of a Serviced Mortgage Loan with Seller Defeasance Rights and Obligations shall be delivered to Seller pursuant to the notice provisions of the Pooling and Servicing Agreement.

6.                  CLOSING.

6.1              The closing of the sale of the Mortgage Loans shall be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m., New York time, on the Closing Date. The closing shall be subject to each of the following conditions:

6.1.1        All of the representations and warranties of Seller and Purchaser specified in Section 4 hereof (including, without limitation, the representations and warranties set forth on Exhibit 2 hereto) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

6.1.2        All Closing Documents specified in Section 7 hereof, in such forms as are agreed upon and reasonably acceptable to Seller or Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

6.1.3        Seller shall have delivered and released to Purchaser or its designee all documents required to be delivered to Purchaser as of the Closing Date pursuant to Section 2 hereof.

6.1.4        The result of the examination and audit performed by Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller’s Information to be disclosed in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus.

6.1.5        All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and Seller and Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

6.1.6        Seller shall have paid all fees and expenses payable by it to Purchaser pursuant to Section 8 hereof.

6.1.7        The Private Certificates shall have received the ratings indicated in the Final Memorandum, and the Public Certificates shall have received the ratings indicated in the free writing prospectus designated as a Structural and Collateral Term Sheet and dated July 20, 2020.

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6.1.8        No Underwriter shall have terminated the Underwriting Agreement and none of the Initial Purchasers shall have terminated the Certificate Purchase Agreement or suspended, delayed or otherwise cancelled the Closing Date.

6.1.9        Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

6.1.10    Seller shall have timely complied with all requirements of Rule 15Ga-2 and Rule 17g-5 under the Exchange Act to the satisfaction of Purchaser.

6.2              Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable Purchaser to purchase the Mortgage Loans on the Closing Date.

7.                  CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

7.1              Fully executed counterparts of this Agreement and the Indemnification Agreement.

7.2              A certificate of Seller, executed by a duly authorized officer of Seller and dated the Closing Date, and upon which Purchaser, its successors and assigns, and the Underwriters and the Initial Purchasers may rely, to the effect that: (i) the representations and warranties of Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; (ii) Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date; and (iii) since the date of this Agreement there has been no material adverse change in the financial condition of Seller.

7.3              True, complete and correct copies of Seller’s limited liability company agreement and certificate of formation.

7.4              A certificate of existence with respect to Seller from the Secretary of State of the State of New York dated not earlier than thirty (30) days prior to the Closing Date.

7.5              A certificate of the Secretary or Assistant Secretary of Seller, dated the Closing Date, and upon which Purchaser, its successors and assigns, the Underwriters and the Initial Purchasers may rely, to the effect that each individual who, as an officer or representative of Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

7.6              An opinion of counsel (which, other than as to the opinion described in Section 7.6.4(C) (but only insofar as it relates to any law, rule or regulation of a federal or state governmental authority) and Section 7.6.6 below, may be in-house counsel) to Seller, dated the Closing Date, and addressed to Purchaser, the Underwriters and the Initial Purchasers,

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substantially to the effect of the following (with such changes and modifications as Purchaser may approve and subject to such counsel’s reasonable qualifications):

7.6.1        Seller is validly existing under the laws of the State of New York and has full corporate or organizational power and authority to enter into and perform its obligations under this Agreement.

7.6.2        This Agreement has been duly authorized, executed and delivered by Seller.

7.6.3        No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

7.6.4        Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation by Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any federal or State of New York court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

7.6.5        To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which Seller is a party, or threatened against Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

7.6.6        This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

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Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

7.7              Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by Seller to Purchaser or Seller’s execution and delivery of, or performance under, this Agreement, in each case also addressed to Purchaser, the Underwriters and the Initial Purchasers.

7.8              A negative assurance letter, dated the Closing Date and addressed to Purchaser, the Underwriters, and the Initial Purchasers, in form reasonably acceptable to Purchaser, the Underwriters, and the Initial Purchasers, as to the disclosure provided by Seller to Purchaser with respect to itself and the Mortgage Loans for inclusion in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus.

7.9              An opinion of counsel, dated the Closing Date and addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, that such disclosure complies as to form with the applicable requirements of Regulation AB with respect to Seller’s role as “Sponsor” and/or as an “Originator” (and, if Seller was not the originator with respect to any Mortgage Loan, the role of the related originator as an “Originator”) (each as defined in Regulation AB) in connection with the Certificates.

7.10          A letter from a nationally recognized certified public accounting firm in form reasonably acceptable to Purchaser, the Underwriters and the Initial Purchasers, dated the date hereof, addressed to Purchaser, the Underwriters and the Initial Purchasers, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum, and the Prospectus agrees with the records of Seller.

7.11          Such further certificates, opinions and documents as Purchaser may reasonably request.

7.12          An officer’s certificate of Purchaser, dated the Closing Date, with the resolutions of Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of Purchaser dated not earlier than thirty (30) days prior to the Closing Date.

7.13          Such other certificates of Purchaser’s officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

7.14          An executed Bill of Sale.

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8.                  COSTS. Seller shall pay Purchaser the costs and expenses as agreed upon by Seller and Purchaser in a separate Memorandum of Understanding dated as of July 10, 2020 and entered into between the Mortgage Loan Sellers (as defined in the Pooling and Servicing Agreement) in connection with this Agreement and the issuance of the Certificates (the “MOU”).

9.                  NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in clause (a), (b) or (c), (i) if to Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to Morgan Stanley Capital I Inc., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division and via email to cmbs_notices@morganstanley.com) (or such other address as may hereafter be furnished in writing by Purchaser), or (ii) if to Seller, addressed to Morgan Stanley Mortgage Capital Holdings LLC, 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to Morgan Stanley Mortgage Capital Holdings LLC, 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division and via email to cmbs_notices@morganstanley.com) (or to such other address as may hereafter be furnished in writing by Seller).

10.              SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

11.              FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

12.              SURVIVAL. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

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13.              GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.              BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon Seller, Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the rights and obligations of Purchaser pursuant to Sections 1, 2, 4.1 (other than Section 4.1.7 and Section 4.1.14), 5, 9, 10, 11, 12, 13, and 15 hereof may be assigned to the Trustee as may be

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required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of Purchaser, (ii) each Underwriter and each Initial Purchaser is a third-party beneficiary of Section 4.1.14, and (iii) the Asset Representations Reviewer is a third-party beneficiary of Sections 4.1.9, 4.1.10, 4.1.11 and 4.1.12. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

15.              MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of Seller under this Agreement shall not be assigned by Seller without the prior written consent of Purchaser, except that any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller is a party, or any person succeeding to the entire business of Seller shall be the successor to Seller hereunder.

16.              ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), Bill of Sale, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

17.              RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES.

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17.1          In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

17.2          In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.              LIMITATION ON THE EXERCISE OF CERTAIN RIGHTS RELATED TO AFFILIATE INSOLVENCY PROCEEDINGS.

18.1          Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 17, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

18.2          After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

[Signature pages follow.]

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by their respective duly authorized officers on the date first above written.

MORGAN STANLEY MORTGAGE CAPITAL
HOLDINGS LLC

By	/s/ Brandon Atkins
Name: Brandon Atkins
Title: Vice President

MORGAN STANLEY MORTGAGE CAPITAL

By	/s/ Jane Lam
Name: Jane Lam
Title: Vice President

MSC 2020-HR8 - Mortgage Loan Purchase Agreement (MSMCH)

EXHIBIT 1
MORTGAGE LOAN SCHEDULE

•	Mortgage Loan Seller
•	Loan Number
•	Property Name
•	Cut-off Date Balance
•	Street Address
•	City
•	State
•	Note Date
•	Date of Maturity
•	Mortgage Rate
•	Original Term to Maturity or ARD
•	Remaining Term to Maturity or ARD
•	Original Amortization Term
•	ARD Loan (Yes/No)
•	Primary Servicing Fee Rate
•	Pari Passu Loan Primary Servicing Fee Rate

[See attached]

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MSC 2020-HR8
Mortgage Loan Schedule

Loan ID	Mortgage Loan Seller	Property Name	Cut-off Date Balance	Address	City	State	Note Date	Maturity Date	Mortgage Rate	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Amortization Term (mos.)	ARD Loan (Y/N)	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate
3.00	MSMCH	FTERE Bronx Portfolio 5	$53,900,000				2/25/2020	3/1/2030	3.5800%	120	116	0	No	0.002500%	0.000000%
3.01	MSMCH	3031 & 3041 Holland Avenue	$12,381,000	3031 & 3041 Holland Avenue	Bronx	NY
3.02	MSMCH	610 Trinity Avenue	$11,978,000	610 Trinity Avenue	Bronx	NY
3.03	MSMCH	2770-2780 Kingsbridge Terrace	$10,363,000	2770-2780 Kingsbridge Terrace	Bronx	NY
3.04	MSMCH	1787-1791 Walton Avenue	$9,623,000	1787-1791 Walton Avenue	Bronx	NY
3.05	MSMCH	75 West 190th Street	$9,555,000	75 West 190th Street	Bronx	NY
6	MSMCH	Bellagio Hotel and Casino	$39,000,000	3600 South Las Vegas Boulevard	Las Vegas	NV	11/15/2019	12/5/2029	3.1702%	120	113	0	No	0.000000%	0.001250%
9	MSMCH	235 Canal Street	$24,000,000	235 Canal Street	New York	NY	6/30/2020	7/1/2030	3.1850%	120	120	0	No	0.002500%	0.000000%
11	MSMCH	Palms at Cinco Ranch	$21,500,000	23600 Farm to Market 1093	Richmond	TX	7/8/2020	8/1/2030	3.7600%	121	121	0	No	0.002500%	0.000000%
14.00	MSMCH	New Haven Multifamily Portfolio	$17,500,000				7/9/2020	8/1/2030	4.4500%	121	121	360	No	0.002500%	0.000000%
14.01	MSMCH	Chapel Street and Sherman Avenue	$4,560,000	1375 Chapel Street, 1401 & 1403-1405 Chapel Street, 1447 Chapel Street and 120 Sherman Avenue	New Haven	CT
14.02	MSMCH	Howe Street and Lynwood Place	$3,120,000	17-19 Howe Street, 19-21 Lynwood Place, & 37-39 Lynwood Place	New Haven	CT
14.03	MSMCH	Ellsworth Avenue	$3,000,000	224-226 Ellsworth Avenue	New Haven	CT
14.04	MSMCH	Colby Court	$2,540,000	1, 2, 18, and 21 Colby Court	New Haven	CT
14.05	MSMCH	Park Street and Elm Street	$2,430,000	165, 166 Park Street and 350 Elm Street	New Haven	CT
14.06	MSMCH	Bradley Street and Trumbull Street	$1,850,000	189-191 Bradley Street, 42 Trumbull Street, & 60-62, 66 Trumbull Street	New Haven	CT
16.00	MSMCH	Bronx Multifamily Portfolio V	$15,500,000				3/6/2020	4/1/2030	3.5500%	120	117	0	No	0.002500%	0.000000%
16.01	MSMCH	1901 Grand Concourse	$7,770,000	1901 Grand Concourse	Bronx	NY
16.02	MSMCH	667 East 232nd Street	$7,730,000	667 East 232nd Street	Bronx	NY
17	MSMCH	Ralph Lauren HQ New Jersey	$13,000,000	100 Metro Boulevard	Nutley	NJ	2/7/2020	3/1/2030	3.1300%	120	116	0	No	0.000000%	0.002500%
18	MSMCH	The Court at Hamilton	$12,960,000	1688-1770 Nottingham Way	Hamilton	NJ	2/26/2020	3/1/2030	3.5500%	120	116	0	No	0.002500%	0.000000%
19	MSMCH	Gleneagles Shopping Center	$12,000,000	5930 West Park Boulevard	Plano	TX	3/11/2020	4/1/2030	4.2200%	120	117	360	No	0.002500%	0.000000%
21.00	MSMCH	BC Storage Portfolio	$9,500,000				7/1/2020	7/1/2030	3.6900%	120	120	360	No	0.060000%	0.000000%
21.01	MSMCH	Burns	$6,107,000	3016 Highway 70 East	Burns	TN
21.02	MSMCH	White Bluff	$2,060,000	411 Ellington Way	White Bluff	TN
21.03	MSMCH	Dickson	$1,333,000	2073 Highway 70 West	Dickson	TN
22	MSMCH	514 West 211th Street	$9,400,000	514 West 211th Street	New York	NY	7/8/2020	8/1/2030	2.9900%	121	121	0	No	0.002500%	0.000000%
24	MSMCH	89-16 175 Street	$8,400,000	89-16 175 Street	Jamaica	NY	7/7/2020	8/1/2030	3.7950%	121	121	0	No	0.002500%	0.000000%
26	MSMCH	14741 Memorial Drive	$6,675,000	14741-14785 Memorial Drive	Houston	TX	1/28/2020	2/1/2030	4.3100%	120	115	0	No	0.002500%	0.000000%
31	MSMCH	Shops at Oak Forest	$5,100,000	1202 West 43rd Street	Houston	TX	3/6/2020	4/1/2030	3.6000%	120	117	0	No	0.002500%	0.000000%
33	MSMCH	Walden Court Apartments	$4,300,000	9115 Olmsted Drive	Charlotte	NC	6/30/2020	7/1/2030	3.7500%	120	120	360	No	0.002500%	0.000000%
37	MSMCH	Walgreens Charlotte, NC	$3,500,000	1510 Sardis Road North	Charlotte	NC	7/2/2020	8/1/2030	4.1500%	121	121	0	No	0.002500%	0.000000%
40	MSMCH	Fresenius Las Vegas	$3,000,000	255 East Warm Springs Road	Las Vegas	NV	7/2/2020	8/1/2030	4.0500%	121	121	0	No	0.070000%	0.000000%
43	MSMCH	Sentry Self Storage	$2,025,000	6551 Southeast 110th Street	Belleview	FL	7/7/2020	8/1/2030	4.3900%	121	121	360	No	0.002500%	0.000000%

EXHIBIT 2
REPRESENTATIONS AND WARRANTIES REGARDING
INDIVIDUAL MORTGAGE LOANS

(1)               Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan which is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller, or (with respect to any Non-Serviced Mortgage Loan) to the trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (provided in each case a Mortgage Loan may be subject to an agreement among noteholders, co-lender agreement or mezzanine intercreditor agreement), any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)               Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

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(3)               Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)               Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of July 20, 2020, to the knowledge of Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by Seller on or after July 20, 2020.

(5)               Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Schedule 2-A to this Exhibit 2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation

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is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)               Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for the related Crossed Underlying Loan or Crossed Underlying Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)               Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Underlying Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor, other than as set forth on Schedule 2-C.

(8)               Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a

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Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)               UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)           Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)           Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have

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become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)           Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)           Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)           Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer (or in the case of a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or

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Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include

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any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)           No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)           REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security

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for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)           Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)           Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)           Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan

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documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the Mortgaged Property to prevent such waste).

(27)           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as

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applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Underlying Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

(28)           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

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(29)           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Schedule 2-A to this Exhibit 2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan (as set forth in

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Schedule 2-C to this Exhibit 2), or future permitted mezzanine debt (as set forth in Schedule 2-D to this Exhibit 2) or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Underlying Loan, as set forth in Schedule 2-B to this Exhibit 2 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any Transfer, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such Transfer.

(31)           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Underlying Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a

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specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee,

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without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s

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interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)           Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)           Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit 2.

(37)           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit 2. No person other than the holder of such Mortgage Loan may declare

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any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)           Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)           Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Underlying Loan, and except as set forth in Schedule 2-E to this Exhibit 2 no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)           Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address

2-17

the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

(41)           Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, or a correspondent or agent of the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) with respect to any Crossed Underlying Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part, (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan, or (iii) as set forth on Schedule 2-B of this Exhibit 2.

(44)           Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)           Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

2-18

       For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

2-19

Schedule 2-A

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING

INDIVIDUAL MORTGAGE LOANS

Exhibit 1 ID#	Mortgage Loan	Representation	Exception
3	FTERE Bronx Portfolio 5	(4) Mortgage Status; Waivers and Modifications

On or about April 2, 2020, the Mortgagors requested that the Mortgage Loan be modified to provide for (i) forbearance of all debt service payments through July 31, 2020, with the deferred interest payments due on the maturity date; (ii) reduction of interest payments from August 1, 2020 through December 31, 2020, with 50% of such interest payments to be paid when due and the remainder due on a payment in kind basis payable on the maturity date, provided any excess cash flow would be utilized to reduce any interest accrual under the Mortgage Loan; (iii) waiver of all escrow deposits through December 31, 2020; (iv) release of funds in the replacement reserve and other escrow balances to the Mortgagor to be utilized for operation of the Mortgaged Properties; and (v) suspension of financial covenants and cash management or other consequences which might arise from the failure to satisfy such covenants. However, on or about May 27, 2020, the Mortgagors withdrew such request.

In addition, the Mortgage Loan documents included a post-closing agreement pursuant to which the Mortgagors were required to (i) satisfy requirements for publication for the Mortgagors in accordance with New York statutory requirements within 60 days of origination and (ii) discharge of record certain fire/safety violations within 90 days of origination, subject to lender providing additional time if the Mortgagors provide satisfactory evidence of using best commercial efforts to discharge such violations. Such post-closing obligations have not been satisfied, despite the expiration of such 60 day and 90 day periods. The lender has allowed the Mortgagors additional time to satisfy such obligations.

16	Bronx Multifamily Portfolio V	(4) Mortgage Status; Waivers and Modifications	On or about March 30, 2020, the Mortgagors requested that the Mortgage Loan be modified to provide for (i) forbearance of all debt service payments through July 31, 2020, with the deferred interest payments due on the maturity date; (ii) reduction of interest payments from August 1, 2020 through December 31, 2020, with 50% of such interest payments to be paid when due and the remainder due on a payment in kind basis payable on the maturity date, provided any excess cash flow would be utilized to reduce any interest accrual under the loan; (iii) waiver of all escrow deposits through December 31, 2020; (iv) release of funds in the replacement reserve and other escrow balances to the Mortgagor to be utilized for operation of the Mortgaged Properties; and (v) suspension of financial covenants and cash management or other consequences which might arise from the failure to satisfy such covenants. However, on or about May 28, 2020, the Mortgagors withdrew such request.
18	The Court at Hamilton	(4) Mortgage Status; Waivers and Modifications	On or about March 27, 2020, the Mortgagor requested that the Mortgage Loan be modified to provide for forbearance on payments of debt from April 1, 2020 through December 31, 2020. In a follow-up request on or about April 1, 2020, the Mortgagor requested debt service forbearance until such date as the related state-mandated shutdown for coronavirus has been lifted and the business of the tenants at the Mortgaged Property has returned to normal (which the Mortgagor anticipated taking a number of months after the end of the shutdown). However, on or about April 24, 2020, the lender denied such request.
26	14741 Memorial Drive	(4) Mortgage Status; Waivers and Modifications	The borrower and the lender entered into a Pre- Negotiation Agreement dated April 21, 2020, and have had discussions regarding potential modification or forbearance of the Mortgage Loan. However, no modification or forbearance agreement has been entered into.
Sch 2-A-1

Exhibit 1 ID#	Mortgage Loan	Representation	Exception
31	Shops at Oak Forest	(4) Mortgage Status; Waivers and Modifications	The Mortgagor offered all of its tenants the right to pay reduced rent for specified periods. A majority of the tenants accepted such offer. Two of such tenants constituted tenants under major leases (as defined in the loan documents), and therefore lender consent to such rent reduction was required under the Mortgage Loan documents. The Mortgagor informed the lender of such rent reduction but did not request consent. The lender could be construed as having waived the consent requirement.
11	Palms at Cinco Ranch	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to oil and gas leases that are exceptions to the title insurance policy.
17	Ralph Lauren HQ New Jersey	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Ralph Lauren, the sole tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property. Such right will not apply to a transfer of the Mortgaged Property in a transaction involving (a) other properties owned by the related landlord or an affiliate of the related landlord (but such tenant will retain its right of first offer if the transaction involves only the Mortgaged Property and a property adjacent to the Mortgaged Property also owned by the related landlord), (b) a foreclosure or deed-in-lieu of foreclosure, and (c) a transfer to an affiliate of the related landlord. However, such right would apply to subsequent transfers.
18	The Court at Hamilton	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Walmart, the largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property. Such right will not apply to a transfer of the Mortgaged Property in a transaction involving (a) any mortgagee of the related landlord, (b) a foreclosure or deed-in-lieu of foreclosure, and (c) a transfer to an affiliate of the related landlord. However, such right would apply to subsequent transfers.
37	Walgreens Charlotte, NC	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Walgreens, the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the shopping center, which is a larger parcel of land where the Mortgaged Property is located (and is not owned by the Mortgagor) and/or the Mortgaged Property. Walgreens will not have the right of first refusal in the event the shopping center and/or the Mortgaged Property is sold or transferred (i) pursuant to a transaction where the shopping center and/or the Mortgaged Property are sold with one or more properties owned by the landlord or any of its affiliates, (ii) to any affiliate or related entity of the landlord or (iii) pursuant to a transaction whereby the stock of the landlord or its affiliates is sold, merged or otherwise combined with any other entity or individual. Such right also will not apply to a transfer of the Mortgaged Property in a transaction involving a foreclosure or deed-in-lieu of foreclosure. However, such right would apply to subsequent transfers.
17	Ralph Lauren HQ New Jersey	(14) Escrow Deposits	$1,894,138 of reserves for landlord work required to be performed under the lease are held pursuant to an escrow agreement among the seller of the Mortgaged Property, the Mortgagor and an escrow agent, and are not held by the lender under the Mortgage Loan documents.
3, 6, 9, 11, 14, 16, 17, 18, 19, 21, 22, 24, 26, 31, 33, 37, 40, 43	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth herein for all MSMCH Mortgage Loans are also exceptions to this

Sch 2-A-2

Exhibit 1 ID#	Mortgage Loan	Representation	Exception
Representation 16.
6	Bellagio Hotel and Casino	(16) Insurance

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the Mortgaged Property; provided that that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the related Whole Loan guaranteeing any failure by Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) Mortgagor may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

So long as the master lease between the Mortgagor and Bellagio, LLC (the “Bellagio Tenant,” and such lease, the “Bellagio Lease”) is in effect, Mortgagor shall not be required to maintain the coverages on the Mortgaged Property required in the Mortgage Loan documents or Representation 16 for so long as (A) the Bellagio Lease is in full force and effect, (B) no default by Bellagio Tenant beyond any applicable notice and cure period has occurred and is continuing under the Bellagio Lease and (C) Bellagio Tenant maintains insurance policies on the Mortgaged Property that satisfy the requirements set forth in the Mortgage Loan documents (the “Bellagio Policies”), (except it is acknowledged and agreed that the Bellagio Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $2,500,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

So long as the Bellagio Lease is in effect with terms and provisions reasonably equivalent to the terms and provisions regarding disbursement of insurance proceeds as the Bellagio Lease as in effect on the origination date, the provisions of the Bellagio Lease will govern the disbursement of insurance proceeds provided that (a) the Mortgagor will have demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has committed to complete its restoration obligations pursuant to, and in accordance with, the terms and provisions of the Bellagio Lease within 4 years of the date the Bellagio Tenant can first reasonably access the Mortgaged Property for purposes of commencing restoration and (b) the Mortgagor or Bellagio Tenant has demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has sufficient funds available to complete its restoration obligations under the Bellagio Lease in the event the amount of insurance proceeds is insufficient to complete the required restoration. The Bellagio Lease provides that in the event any fee mortgagee (which has entered into a fee mortgage that is in compliance with the Bellagio Lease) that is entitled to any insurance proceeds, under the terms of any fee mortgage, such proceeds (except business interruption not allocated to rent expenses, which will be payable to and retained by the Bellagio Tenant), will be applied, held and/or disbursed in accordance with the fee mortgage but in all events subject to Bellagio Tenant’s

Sch 2-A-3

Exhibit 1 ID#	Mortgage Loan	Representation	Exception

right to such insurance proceeds, and the Mortgagor is required to cause the fee mortgagee to make such proceeds available to the Bellagio Tenant for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair for the Mortgaged Property.

With respect to the ground leased portion of the Mortgaged Property, this representation is also subject to the exception to Representation 34(j).

37	Walgreens Charlotte, NC	(16) Insurance

The related Mortgage Loan documents permit the Mortgagor to rely on the insurance of the single tenant at the Mortgaged Property, Walgreen Co. (“Walgreens”), in compliance with the Walgreens lease, which permits self-insurance by the tenant and also permits third party insurance that does not comply with Representation 16. For example, and without limitation, the Walgreens lease does not require the insurer to meet any rating requirements, does not require that business interruption insurance be obtained, and, on and after the 301st calendar month of the lease, permits the insurance to be on an actual cash value basis, rather than replacement value.

In addition, the Walgreens lease provides that if there is a casualty to the shopping center in which the Walgreens premises is located, and the Mortgagor fails to restore the shopping center, Walgreens may terminate its lease. In the event that (i) the casualty also affects the Walgreens premises but (ii) the casualty to the Walgreens premises does not itself give rise to a right under the Walgreens lease to terminate the lease, the Walgreens lease does not require Walgreens to provide casualty proceeds to the Mortgagor. The Mortgagor does not own or have the right to restore the shopping center.

3	FTERE Bronx Portfolio 5	(24) Local Law Compliance	With respect to the 2770-2780 Kingsbridge Road Mortgaged Property, the use of the Mortgaged Property by commercial tenants is a legal non-conforming use. In the event that the Mortgaged Property is damaged or destroyed by any means to the extent of 25% or more of its total floor area, such building may be reconstructed only for a conforming use.
14	New Haven Multifamily Portfolio	(24) Local Law Compliance

The 17 Howe Street, 19 Howe Street, 1375 Chapel Street, 166 & 168 Park Street, and 165 Park Street Mortgaged Properties are each legally non-conforming with respect to use. The use regulations applicable to such Mortgaged Properties require a special permit for use as dwelling units, and such permits are not on file with the applicable department for each such Mortgaged Property. Because each related Mortgaged Property was constructed prior to the application of such regulations, they are considered legal non-conforming. The related zoning ordinance for each such Mortgaged Property provides that if the Mortgaged Property has been destroyed by any means out of the control of the owner, restoration of the structure and its use may occur only if destruction is to an extent less than 50% of replacement value (excluding the value of land, the cost of preparation of land and the value of any foundation adaptable to the conforming use), provided that such restoration may not increase the any non-conformity, and must be begun within one year of destruction and diligently prosecuted to completion within two years following such destruction. If such conditions are not satisfied, the non-conforming use may not be restored.

In addition, zoning reports for certain of the related Mortgaged Properties lack certain zoning information for municipal department searches that was unable to be obtained due to the necessary government office being closed to the public in connection with COVID-19. Upon origination, the related borrower entered into an Undelivered Items Agreement pursuant to which such borrower is required to obtain within 120 days the outstanding municipal department searches corresponding to the Mortgaged Properties identified in such agreement, and cure any violations identified therein.

Sch 2-A-4

Exhibit 1 ID#	Mortgage Loan	Representation	Exception
21	BC Storage Portfolio	(24) Local Law Compliance	The Mortgaged Property located at 2073 Highway 70 West, Dickson, TN 37055 is legal non-conforming with respect to use, because use as a Mini-Storage Warehouse is not a permitted use within the “B-3” Highway Commercial District. The applicable zoning code provides that any nonconforming use which shall become nonconforming upon enactment of this ordinance, or any subsequent amendments thereto, may be permitted to reconstruct damaged or destroyed facilities which involve any actual continuance of the nonconforming use provided that any such reconstruction shall not (i) increase the infringement on open space required by such ordinance or (ii) change a nonconforming use to other than a permitted use.
24	89-16 175 Street	(24) Local Law Compliance	The use of the Mortgaged Property for residential apartments is a legal non-conforming use. The applicable zoning code provides that if a building which is substantially occupied by a non-conforming use is damaged or destroyed to the extent of 50% or more of its total floor area, such building may be reconstructed only for a conforming use.
43	Sentry Self Storage	(24) Local Law Compliance	The Mortgaged Property contains one residential unit, which constitutes a legal non-conforming use. The applicable zoning code provides that, if any nonconforming structure or building is damaged by fire, flood, explosion, collapse, wind, war or other catastrophe to such an extent that the cost of rebuilding, repairing or rebuilding such structure or building will exceed 50 percent of its assessed valuation at the time of the damage, it shall not be again used or reconstructed except in full conformity with the regulations of the district in which it is located.
6	Bellagio Hotel and Casino	(25) Licenses and Permits	So long as the Mortgaged Property is subject to the Bellagio Lease, the Mortgagor’s covenants with respect to any action (including any covenant described in this Representation 25) are limited to (x) Mortgagor not directly taking such prohibited actions (or granting its consent under the Bellagio Lease to permit the Bellagio Tenant to take such a prohibited action to the extent such action is prohibited under the Bellagio Lease) and (y) Mortgagor using commercially reasonable efforts to exercise its rights under the Bellagio Lease to cause the Bellagio Tenant to satisfy its obligations under the Bellagio Lease).
3, 6, 9, 11, 14, 16, 17, 18, 19, 21, 22, 24, 26, 31, 33, 37, 40, 43	All MSMCH Mortgage Loans	(26) Recourse Obligations

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

6	Bellagio Hotel and Casino	(26) Recourse Obligations

The non-recourse carveout guarantor’s liability for items (a) (i) and (ii) (i.e. bankruptcy related recourse events) is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan as of the date of the event.

The non-recourse carveout guarantor’s liability for item (a) (iii) (i.e. transfers in violation of the Mortgage Loan documents) is not

Sch 2-A-5

Exhibit 1 ID#	Mortgage Loan	Representation	Exception

full recourse, but is limited to losses only.

Only the related single purpose entity Mortgagor, and not the non-recourse carveout guarantor, is liable for item (b) (iv) (i.e. breaches of environmental covenants), and the single purpose entity Mortgagor is the only party liable under the environmental indemnity; provided, however, that if the Mortgagor fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the Mortgagor, guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

17	Ralph Lauren HQ New Jersey	(26) Recourse Obligations	There is no non-recourse carve out guarantor or environmental indemnitor for the Mortgage Loan.
19	Gleneagles Shopping Center	(26) Recourse Obligations	The non-recourse carveout guarantor and environmental indemnitor has a net worth and liquid assets that are substantially lower than the outstanding principal balance of the Mortgage Loan.
33	Walden Court Apartments	(26) Recourse Obligations	There is no non-recourse carve out guarantor or environmental indemnitor for the Mortgage Loan.
3	FTERE Bronx Portfolio 5	(27) Mortgage Releases	The Mortgage Loan documents permit a release of an individual Mortgaged Property upon defeasance of a release amount equal to 100% of its allocated loan amount, provided that following such release the remaining Mortgaged Properties have a loan-to value ratio not greater than 55% and a debt yield of at least 8.5%.
16	Bronx Multifamily Portfolio V	(27) Mortgage Releases	The Mortgage Loan documents permit a release of an individual Mortgaged Property upon defeasance of a release amount equal to 100% of its allocated loan amount, provided that following such release the remaining Mortgaged Properties have a loan-to value ratio not greater than 55% and a debt yield of at least 8.5%.
6	Bellagio Hotel and Casino	(29) Acts of Terrorism Exclusion

So long as the Mortgaged Property is subject to the Bellagio Lease, the Mortgagor is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Mortgagor under the Mortgage Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000, which may be considered not to be customary deductibles.

Terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the related Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with

Sch 2-A-6

Exhibit 1 ID#	Mortgage Loan	Representation	Exception

applicable legal requirements.

If (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, Mortgagor (or Bellagio Tenant) will be required to maintain terrorism insurance as required by the related Whole Loan Document; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagor (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

3, 6, 9, 11, 14, 16, 17, 18, 19, 21, 22, 24, 26, 31, 33, 37, 40, 43	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 16 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 29.

6	Bellagio Hotel and Casino	(30) Due on Sale or Encumbrance	The related Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagor. “Restricted Pledge Party” means, collectively, Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in Mortgagor up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.
3	FTERE Bronx Portfolio 5	(32) Defeasance

The Mortgage Loan documents permit a release of

an individual Mortgaged Property upon defeasance

of a release amount equal to 100% of its allocated

loan amount, provided that following such release

the remaining Mortgaged Properties have a loan-to value ratio not greater than 55% and a debt yield of at least 8.5%.

6	Bellagio Hotel and Casino	(32) Defeasance	The Mortgage Loan documents provide that the defeasance collateral must be “non-redeemable securities” but does not state that they are not permitted to be subject to prepayment, call or early redemption.
16	Bronx Multifamily Portfolio V	(32) Defeasance

The Mortgage Loan documents permit a release of

an individual Mortgaged Property upon defeasance

of a release amount equal to 100% of its allocated

loan amount, provided that following such release

the remaining Mortgaged Properties have a loan-to value ratio not greater than 55% and a debt yield of at least 8.5%.

Sch 2-A-7

Exhibit 1 ID#	Mortgage Loan	Representation	Exception
6	Bellagio Hotel and Casino	(34) Ground Leases

An approximately 1 acre portion of the Mortgaged Property is ground leased by the Mortgagor under a Ground Lease. The following exceptions exist with respect to such Ground Lease:

(34)(b) The Ground Lease does not condition amendments, terminations or modifications on mortgagee consent.

(34)(c) The expiration of the Ground Lease, not including extension options, is April 27, 2033. The Ground Lease contains two successive extension options for 20 years each, provided that the Mortgagor/ground lessee provides one year prior written notice. The Ground Lease does not provide that the extension options are exercisable by a mortgagee.

(34)(e) The mortgagee is required to be an institutional lender or lenders such as banks, savings associations, insurance companies, pension funds or a group thereof. The Ground Lease does not state whether or not the mortgagee can be such an entity acting as a trustee. The mortgagee is permitted to foreclose without the Ground Lessor’s consent only if the foreclosing entity either (i) is a Qualifying Leasehold Mortgagee (as defined below) or (ii) pays two fees to the ground lessor, to the extent not previously paid, namely (a) $1,000,000 as increased annually by a formula based on the CPI from the commencement of the Ground Lease (the “Restaurant Reconstruction Fee”), and (b) the cost to demolish the then existing improvements of the ground leased property, regrade and restore the ground leased property to a level building pad ready to receive new construction (the “Demolition Fee”). In order to be A “Qualifying Leasehold Mortgagee” The foreclosing entity is required to concurrently (i) pay any and all amounts which would at that time be due under the Ground Lease but for such foreclosure, (ii) cure all other then-existing defaults under the Ground Lease. “Qualifying Leasehold Mortgagee” means the leasehold mortgagee or a group of leasehold mortgagees if it or they then have a tangible net worth of at least $200,000,000 (as increased annually by a formula based on the CPI from the commencement of the Ground Lease) and if they concurrently cure all other then-existing defaults under the Ground Lease.

Any assignment of the Ground Lease interest requires the consent of the ground lessor unless (i) it is to an affiliate of the existing ground lessee, (ii) subject to the following sentence, it is to a Qualified Tenant (as defined below) then operating the hotel on the Mortgaged Property or a Qualified Hotel Tenant (as defined below), (iii) it is to a Qualified Tenant not then operating the hotel on the Mortgaged Property, provided that the Mortgagor or such Qualified Tenant transferee concurrently pays to the ground lessor the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee, (iv) if the transferee is not a Qualified Tenant then operating the hotel, (A) the Mortgagor or such transferee concurrently pays to the ground lessor the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee, and (B) the transferor delivers to the ground lessor a written undertaking that if the transferee rejects the Ground Lease in a bankruptcy proceeding, the transferor shall waive any claim that the Ground Lease has thereby been terminated and shall remain liable for the Mortgagor’s obligations under the Ground Lease the same as if the transferee had simply breached the Ground Lease and no bankruptcy had been filed. If the transfer is to a successor Qualified Tenant, whether or not such successor ground lessee is then operating the hotel, the then ground lessee or such transferee shall be required to concurrently pay to ground lessor the Restaurant Reconstruction Fee and deposit in escrow the Demolition Fee. In addition, all transfers require the transferee to assume all covenants and conditions to be performed by the ground lessee accruing from and after the date of transfer by execution of an instrument in form and substance reasonably satisfactory to ground lessor, no uncured event of default exists under the Ground Lease, the ground lessor shall have been paid all reasonable costs and expenses incurred by it in connection

Sch 2-A-8

Exhibit 1 ID#	Mortgage Loan	Representation	Exception

with the transfer.

“CPI” means the Consumer Price Index, All Urban Consumers All Items published by the U.S. Department of Labor, Bureau of Labor Statistics.

“Qualified Tenant” means a ground lessee unaffiliated in any way with Mirage, who then has a tangible net worth equal to $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease) for at least the five consecutive years previous to any withdrawal of the Mirage Guarantee (as defined below).

“Qualified Hotel Tenant” means a ground lessee unaffiliated in any way with Mirage Resorts, LLC (“Mirage”), who then owns and operates the hotel, who then has a tangible net worth equal to $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), and for at least the five consecutive years previous to any withdrawal of the Mirage Guarantee, has continuously had a tangible net worth equal to at least 50% of such amount.

“Mirage Guarantee” means a guaranty of the ground lessee’s obligations under the ground lease by Mirage Resorts, Incorporated. On November 11, 2019, the ground lessor and ground lessee acknowledged that Mirage Resorts, Incorporated was withdrawn from the Mirage Guarantee.

(34)(g) Notices of default are effective against a mortgagee if mortgagee does not receive notice; however, the ground lessor is required to provide mortgagee simultaneously copies of all default notices.

(34)(h) Prior to the ground lessor exercising its remedies under the Ground Lease, including termination, a mortgagee shall have the right to remedy the default of the ground lessee under the Ground Lease or to cause such default to be remedied within the time period, if any, provided under the Ground Lease to the ground lessee, plus an additional ten days in the case of a monetary default or an additional 30 days in the case of a non-monetary default. A mortgagee’s cure periods under the Ground Lease are extended for any time that an automatic stay is in effect. The mortgagee is not permitted further cure periods or sufficient time to gain possession of the interest of the lessee under the Ground Lease. The ground lessor is not prohibited from terminating the Ground Lease in the event a mortgagee is proceeding to cure defaults to the extent that the cure periods granted under the Ground Lease have expired.

(34)(j) The Ground Lease provides that insurance proceeds (and condemnation proceeds allocable to the ground lessee’s interest, if the ground lease is not terminated due to condemnation) will be disbursed to the ground lessee; provided that if the ground lessee’s tangible net worth is less than $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), or if the ground lessor has not theretofore been paid the Restaurant Reconstruction Fee and the Demolition Fee has not been deposited into escrow, such proceeds are required to be held by an “Insurance Trustee” on behalf of any leasehold mortgagee, ground lessor and ground lessee. The Ground Lease does not provide a definition of the term “Insurance Trustee.” To the extent such proceeds are paid to the Mortgagor, as Ground Lessee, they would be required to be disbursed to the Bellagio Tenant as described in the third paragraph of the exception to Representation 16.

(34)(l) The new lease right is conditioned upon both (i) the leasehold mortgagee being a Qualifying Leasehold Mortgagee and (ii) payment by leasehold mortgagee of the Restaurant Reconstruction Fee and Demolition Fee. In addition, upon execution of the new lease, the leasehold mortgagee is required to (i) pay any and all sums which would at the time of the execution thereof be due under the Ground Lease but for termination of the Ground Lease, (ii) cure any default then susceptible of being

Sch 2-A-9

Exhibit 1 ID#	Mortgage Loan	Representation	Exception
cured and (iii) pay all reasonable expenses, including reasonable counsel fees, court costs and other reasonable disbursements incurred by the ground lessor in connection with such defaults, termination, recovery of possession of the leased premises and the preparation, execution and delivery of such new lease. In addition, in connection with the rejection of the lease by the ground lessee, the Ground Lease provides the lender with the right to obtain a new lease only if the lender obtains the approval of the bankruptcy court having jurisdiction over the ground lessee prior to terminating the ground lease.

Sch 2-A-10

Schedule 2-B

List of Cross-Collateralized or Cross-Defaulted Mortgage Loans

None

Sch 2-B-1

Schedule 2-C

Mortgage Loans with Existing Mezzanine Debt

None.

Sch 2-C-1

Schedule 2-D

Mortgage Loans with respect to which Mezzanine Debt is permitted in the future

Exhibit 1 ID#	Mortgage Loan
6	Bellagio Hotel and Casino
11	Palms at Cinco Ranch
Sch 2-D-1

Schedule 2-E

List of Mortgage Loans with Affiliated Mortgagors

None

Sch 2-E-1

EXHIBIT 3

FORM OF BILL OF SALE

1.       Parties. The parties to this Bill of Sale are the following:

Seller:	Morgan Stanley Mortgage Capital Holdings LLC
Purchaser:	Morgan Stanley Capital I Inc.

2.       Sale. For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit 1 (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement, dated July 23, 2020 (the “Mortgage Loan Purchase Agreement”), between Seller and Purchaser and all of the following property:

(a)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)       All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.       Purchase Price. The par amount equal to $261,260,000 (plus accrued interest and subject to certain adjustments pursuant to that certain Memorandum of Understanding dated as of July 10, 2020 and entered into between the Mortgage Loan Sellers (as defined in the Pooling and Servicing Agreement)).

4.       Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	MORGAN STANLEY MORTGAGE
CAPITAL HOLDINGS LLC

By:
Name:
Title:

PURCHASER:	Morgan Stanley Capital I Inc.

By:
Name:
Title:

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EXHIBIT 4

FORM OF LIMITED POWER OF ATTORNEY

TO WELLS FARGO BANK, NATIONAL ASSOCIATION AND MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION WITH RESPECT TO MORGAN STANLEY CAPITAL I TRUST 2020-HR8, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2020-HR8

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement dated July 23, 2020 (the “Mortgage Loan Purchase Agreement”), between Morgan Stanley Mortgage Capital Holdings LLC (“Seller”) and Morgan Stanley Capital I Inc. (“Depositor”), Seller is selling certain multifamily and commercial mortgage loans (the “Mortgage Loans”) to Depositor;

WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement dated as of July 1, 2020 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), as certificate administrator (in such capacity, the “Certificate Administrator”), as custodian (in such capacity, the “Custodian”), as certificate registrar (in such capacity, the “Certificate Registrar”) and as authenticating agent, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), the Trustee, the Master Servicer and the Special Servicer are granted certain powers, responsibilities and authority in connection with the completion and the filing and recording of assignments of mortgage, deeds of trust or similar documents, Form UCC-3 assignments of financing statements, reassignments of assignments of leases, rents and profits and other Mortgage Loan documents required to be filed or recorded in appropriate public filing and recording offices;

WHEREAS, Seller has agreed to provide this Limited Power of Attorney pursuant to the Mortgage Loan Purchase Agreement;

NOW, THEREFORE, Seller does hereby make, constitute and appoint the Custodian (on behalf of the Trustee), acting solely in its capacity as Custodian under, and in accordance with the terms of, the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Seller’s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Trustee, as set forth in the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement, that have been received by the Trustee or a Custodian on its behalf, and all Form UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, in each case in favor of the Trustee as set forth in the definition of “Mortgage File” in, and in accordance with Section 1.01 of, the Pooling and Servicing Agreement, and to evidence,

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provide notice of and perfect such assignments and conveyances in favor of the Trustee in the public records of the appropriate filing and recording offices; and (ii) to prepare, execute and file or record in the appropriate public filing or recording offices, as applicable, all other Mortgage Loan documents to be recorded under the terms of the Pooling and Servicing Agreement or any such Mortgage Loan documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices. Notwithstanding the foregoing, this Limited Power of Attorney shall grant to the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer only such powers, responsibilities and authority as are set forth in Section 2 of the Mortgage Loan Purchase Agreement.

Seller does also hereby make, constitute and appoint the Master Servicer and the Special Servicer, acting solely in its capacity as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to the Mortgage Loans in Seller’s name, place and stead solely to exercise and perform all of the rights, authority and powers of the Custodian (on behalf of the Trustee) as set forth in the preceding paragraph in the event of the failure or the incapacity of the Custodian to do so for any reason. As between the Master Servicer or the Special Servicer, as applicable, and any third party, no evidence of the failure or incapacity of the Custodian shall be required and such third party may rely upon the Master Servicer’s or the Special Servicer’s, as applicable, written statement that it is acting pursuant to the terms of this Limited Power of Attorney.

The enumeration of particular powers herein is not intended in any way to limit the grant to the Custodian (on behalf of the Trustee), the Master Servicer or the Special Servicer as Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of the second following paragraph below. As between Seller, the Depositor, the Master Servicer, the Special Servicer, the Custodian, the Issuing Entity and the Certificateholders, none of the Custodian, the Master Servicer or the Special Servicer may exercise any right, authority or power granted by this Limited Power of Attorney in a manner which would violate the terms of the Pooling and Servicing Agreement, but any and all third parties dealing with the Custodian (on behalf of the Trustee), the Master Servicer or the Special Servicer as Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Custodian, the Master Servicer or the Special Servicer, as applicable, and need not make any inquiry about whether the Custodian, the Master Servicer or the Special Servicer is acting pursuant to the Pooling and Servicing Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by the Custodian, the Master Servicer or the Special Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Pooling and Servicing Agreement.

Any act or thing lawfully done hereunder by the Custodian (on behalf of the Trustee), the Master Servicer or the Special Servicer shall be binding on Seller and Seller’s successors and assigns.

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This Limited Power of Attorney shall continue in full force and effect with respect to the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer, as applicable, until the earliest occurrence of any of the following events:

(1)	with respect to the Custodian (on behalf of the Trustee), the termination of the Custodian and its replacement with a successor Custodian under the terms of the Pooling and Servicing Agreement;
(2)	with respect to the Master Servicer or the Special Servicer, the termination of such entity and its replacement with a successor Master Servicer or successor Special Servicer, as applicable, under the terms of the Pooling and Servicing Agreement;
(3)	with respect to the Custodian (on behalf of the Trustee), the appointment of a receiver or conservator with respect to the business of the Custodian, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Custodian;
(4)	with respect to the Master Servicer or the Special Servicer, the appointment of a receiver or conservator with respect to the business of such entity, or the filing of a voluntary or involuntary petition in bankruptcy by or against such entity;
(5)	with respect to each of the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer and any Mortgage Loan, such Mortgage Loan is no longer a part of the Issuing Entity;
(6)	with respect to each of the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer, the termination of the Pooling and Servicing Agreement in accordance with its terms; and
(7)	with respect to the Master Servicer or the Special Servicer, the occurrence and continuance of, or failure to cure, any of the events described under Section 7.01(a) of the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as applicable.

Nothing herein shall be deemed to amend or modify the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the respective rights, duties or obligations of Seller under the Mortgage Loan Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Mortgage Loan Purchase Agreement or, if not defined therein, then in the Pooling and Servicing Agreement.

THIS POWER OF ATTORNEY AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

[Signature on next page]

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IN WITNESS WHEREOF, Seller has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _______________, 2020.

MORGAN STANLEY MORTGAGE CAPITAL
HOLDINGS LLC

By:
Name:
Title:

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ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this ____ day of _____________ 20__, before me appeared __________________, to me personally known, who, being by me duly sworn did say that he/she is the ___________________ of Morgan Stanley Mortgage Capital Holdings LLC, and that the seal affixed to the foregoing instrument is the corporate seal of said entity, and that said instrument was signed and sealed in behalf of said entity by authority of its board of directors (or equivalent authorizing parties), and said ___________________ acknowledged said instrument to be the free act and deed of said entity.

Name:
Notary Public in and for said County and State

My Commission Expires:

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